ARTICLES of INCORPORATION
                     General Corporation
                    (PURSUANT TO NRS 78)
                       STATE OF NEVADA



     1.   NAME OF CORPORATION: DII MANUFACTURING, INC
     2.   RESIDENT AGENT: designated resident agent's STREET
       ADRESS in Nevada where process may be served)
       Name of Resident Agent: R/A'S OF AMERICA #7-00419
       Street Address: 1177 Fairview drive #996 - Carson
       City, Nevada (PHYSICAL LOCATION ONLY- NO MAIL
       ALLOWED)
       Mailing Address (if different): 2916 North 35th Ave.
       suite 8 Phoenix Arizona,
        85017
     3.   SHARES: (Total shares authorized to issue): 25,000,000
     4.   GOVERNING BOARD: shall be styled as directors:
       The FIRST BOARD OF DIRECTORS shall consist of 1
       member (and the names and addresses are as follows
       (attach additional pages if necessary):
       /s/ JASON PRATTE    2916 N. 35th Ave, suite 8 Phoenix, AZ. 85017
       NAME                ADDRESS

       NAME
       ADDRESS

       NAME
       ADDRESS
     5. OTHER MATTERS: This form includes the minimal statutory requirements to incorporate under NRS 78. You may attach additional information pursuant to NRS. 78.037 or any other information you deem appropriate. Number of pages attached
     6. SIGNATURE OF INCORPORATOR: The name, address, and acknowledgement of the incorporator:
       (Attach additional pages if there is more than one incorporator.) (Signature must be notarized.)
       Diagnostic intl., Jason Pratte, Pres.     ( State of Arizona
       NAME                                      ( County of Maricopa

2916 N. 35th Ave. #8 Phoenix, AZ .
ADDRESS             City/State/Zip

This instrument was acknowledged before me on   May 25th, 99, by

                    /s/Jason Pratte
                    Jason Pratte, Pres. Diagnostic Intl.
                    Signature of incorporator

                    As incorporator of

                    DII MANUFACTURING, INC